Exhibit 99.1

NEWS RELEASE
Contact: Donna D’Amico-Annitto	486 North Oliver Road, Bldg. Z Newton, Kansas 67114 (316) 283-6500

PARK AEROSPACE CORP. REPORTS SECOND QUARTER RESULTS

Newton, Kansas, Thursday, October 5, 2023…..Park Aerospace Corp. (NYSE-PKE) reported results for the 2024 fiscal year second quarter ended August 27, 2023. The Company will conduct a conference call to discuss its financial results and other matters at 5:00 p.m. EDT today. A live audio webcast of the event, along with presentation materials, will be available at https://edge.media-server.com/mmc/p/4ux8vz3r at 5:00 p.m. EDT today. The presentation materials will also be available at approximately 4:15 p.m. EDT today at https://parkaerospace.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page.

Park reported net sales of $12,481,000 for the 2024 fiscal year second quarter ended August 27, 2023 compared to $13,875,000 for the 2023 fiscal year second quarter ended August 28, 2022 and $15,551,000 for the 2024 fiscal year first quarter ended May 28, 2023. Park’s net sales for the six months ended August 27, 2023 were $28,032,000 compared to $26,658,000 for the six months ended August 28, 2022. Net earnings for the 2024 fiscal year second quarter were $1,746,000 compared to $1,885,000 for the 2023 fiscal year second quarter and $1,854,000 for the 2024 fiscal year first quarter. Net earnings were $3,600,000 for the current year’s first six months compared to $3,795,000 for last year’s first six months.

Net earnings before special items for the 2024 fiscal year second quarter were $1,746,000 compared to $1,885,000 for the 2023 fiscal year second quarter and $2,407,000 for the 2024 fiscal year first quarter. Net earnings before special items for the six months ended August 27, 2023 were $4,153,000 compared to $3,795,000 for last fiscal year’s first six months.

Adjusted EBITDA for the 2024 fiscal year second quarter was $2,669,000 compared to $2,709,000 for the 2023 fiscal year second quarter and $3,311,000 for the 2024 fiscal year first quarter. Adjusted EBITDA for the current year’s first six months was $5,980,000 compared to $5,513,000 for last year’s first six months.

During the 2024 fiscal year’s first six months, the Company recorded $570,000 of pre-tax activist shareholder defense costs, $65,000 of pre-tax losses on sales of investments to fund the $1.00 per share special dividend paid on April 6, 2023 to shareholders of record on March 9, 2023 and a $109,000 pre-tax charge for the modification of previously granted stock options in connection with the special dividend in the 2024 fiscal year first quarter.

Park reported basic and diluted earnings per share of $0.09 for the 2024 fiscal year second quarter compared to $0.09 for the 2023 fiscal year second quarter and $0.09 for the 2024 fiscal year first quarter. Basic and diluted earnings per share before special items were $0.09 for the 2024 fiscal year second quarter compared to $0.09 for the 2023 fiscal year second quarter and $0.12 for the 2024 fiscal year first quarter.

Park reported basic and diluted earnings per share of $0.18 for the 2024 fiscal year’s first six months compared to $0.19 for the 2023 fiscal year’s first six months. Basic and diluted earnings per share before special items were $0.20 for the 2024 fiscal year’s first six months compared to $0.19 for the 2023 fiscal year’s first six months.

The Company will conduct a conference call to discuss its financial results at 5:00 p.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (877) 407-3982 in the United States and Canada, and (201) 493-6780 in other countries. The required passcode for attendance by phone is 13741264.

For those unable to listen to the call live, a conference call replay will be available from approximately 8:00 p.m. EDT today through 11:59 p.m. EDT on Thursday, October 12, 2023. The conference call replay will be available at https://edge.media-server.com/mmc/p/4ux8vz3r and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page. It can also be accessed by dialing (844) 512-2921 in the United States and Canada, and (412) 317-6671 in other countries. The required passcode for accessing the replay by phone is 13741264.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's web site at

https://parkaerospace.com/shareholders/investor-conference-calls/.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as activist shareholder defense costs, losses on sales of investments and charges for modification of previously granted stock options. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP measures, including Adjusted EBITDA, and operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below includes a reconciliation of the non-GAAP operating results before special items to earnings determined in accordance with GAAP and a reconciliation of GAAP pre-tax earnings to Adjusted EBITDA. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Aerospace Corp. develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. Park’s advanced composite materials include film adhesives (Aeroadhere®) and lightning strike protection materials (Electroglide®). Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s proprietary composite SigmaStrut™ and AlphaStrut™ product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s web site at www.parkaerospace.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			26 Weeks Ended
	August 27, 2023	August 28, 2022	May 28, 2023	August 27, 2023	August 28, 2022
Sales	$12,481	$13,875	$15,551	$28,032	$26,658

Net Earnings before Special Items[1]	$1,746	$1,885	$2,407	$4,153	$3,795
Special Items, Net of Tax:
Activist Shareholder Defense Costs	-	-	(424)	(424)	-
Stock Option Modification	-	-	(81)	(81)	-
Loss on Sale of Marketable Securities	-	-	(48)	(48)	-
Net Earnings	$1,746	$1,885	$1,854	$3,600	$3,795

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.09	$0.09	$0.12	$0.20	$0.19
Special Items:
Activist Shareholder Defense Costs	-	-	(0.02)	(0.02)	-
Stock Option Modification	-	-	(0.01)	-	-
Loss on Sale of Marketable Securities	-	-	-	-	-
Basic Earnings per Share	$0.09	$0.09	$0.09	$0.18	$0.19

Diluted Earnings before Special Items[1]	$0.09	$0.09	$0.12	$0.20	$0.19
Special Items:
Activist Shareholder Defense Costs	-	-	(0.02)	(0.02)	-
Stock Option Modification	-	-	(0.01)	-	-
Loss on Sale of Marketable Securities	-	-	-	-	-
Diluted Earnings per Share	$0.09	$0.09	$0.09	$0.18	$0.19

Weighted Average Shares Outstanding:
Basic	20,256	20,461	20,461	20,359	20,460
Diluted	20,338	20,503	20,526	20,432	20,504

[1] Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	August 27, 2023	February 26, 2023
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$74,214	$105,440
Accounts Receivable, Net	9,374	9,989
Inventories	8,457	6,768
Prepaid Expenses and Other Current Assets	2,587	2,844
Total Current Assets	94,632	125,041

Fixed Assets, Net	23,980	24,251
Operating Right-of-use Assets	123	150
Other Assets	9,884	9,891
Total Assets	$128,619	$159,333

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$1,535	$4,545
Accrued Liabilities	1,167	1,346
Dividend Payable	-	20,471
Operating Lease Liability	53	53
Income Taxes Payable	4,033	2,171
Total Current Liabilities	6,788	28,586

Long-term Operating Lease Liability	106	129
Non-current Income Taxes Payable	5,259	10,938
Deferred Income Taxes	1,942	1,995
Other Liabilities	1,812	1,751
Total Liabilities	15,907	43,399

Shareholders’ Equity	112,712	115,934

Total Liabilities and Shareholders' Equity	$128,619	$159,333

Additional information
Equity per Share	$5.57	$5.66

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended			26 Weeks Ended
	August 27, 2023	August 28, 2022	May 28, 2023	August 27, 2023	August 28, 2022

Net Sales	$12,481	$13,875	$15,551	$28,032	$26,658

Cost of Sales	8,402	9,789	10,718	19,120	18,480

Gross Profit	4,079	4,086	4,833	8,912	8,178
% of net sales	32.7%	29.4%	31.1%	31.8%	30.7%

Selling, General & Administrative Expenses	1,853	1,732	2,615	4,468	3,365
% of net sales	14.8%	12.5%	16.8%	15.9%	12.6%

Earnings from Operations	2,226	2,354	2,218	4,444	4,813

Interest and Other Income:
Interest Income	139	221	324	463	354

Earnings from Operations before Income Taxes	2,365	2,575	2,542	4,907	5,167

Income Tax Provision	619	690	688	1,307	1,372
Net Earnings	$1,746	$1,885	$1,854	$3,600	$3,795
% of net sales	14.0%	13.6%	11.9%	12.8%	14.2%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended August 27, 2023			13 Weeks Ended August 28, 2022			13 Weeks Ended May 28, 2023
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Selling, General & Administrative Expenses	$1,853	$-	$1,853	$1,732	$-	$1,732	$2,615	$(679)	$1,936
% of net sales	14.8%		14.8%	12.5%		12.5%	16.8%		12.4%

Earnings from Operations	2,226	-	2,226	2,354	-	2,354	2,218	679	2,897
% of net sales	17.8%		17.8%	17.0%		17.0%	14.3%		18.6%

Interest Income	139	-	139	221	-	221	324	65	389
% of net sales	1.1%		1.1%	1.6%		1.6%	2.1%		2.5%

Earnings before Income Taxes	2,365	-	2,365	2,575	-	2,575	2,542	744	3,286
% of net sales	18.9%		18.9%	18.6%		18.6%	16.3%		21.1%

Income Tax Provision	619	-	619	690	-	690	688	191	879
Effective Tax Rate	26.2%		26.2%	26.8%		26.8%	27.1%		26.7%

Net Earnings	1,746	-	1,746	1,885	-	1,885	1,854	553	2,407
% of net sales	14.0%		14.0%	13.6%		13.6%	11.9%		15.5%

Net Earnings Before Special Items			1,746			1,885			2,407
Addback non-cash expenses:
Income Tax Provision			619			690			879
Interest Income			(139)			(221)			(389)
Depreciation			339			261			305
Stock Option Expense			104			94			109
Adjusted EBITDA			2,669			2,709			3,311

Reconciliation of non-GAAP financial measures - continued (in thousands – unaudited):

	26 Weeks Ended August 27, 2023			26 Weeks Ended August 28, 2022
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Selling, General & Administrative Expenses	$4,468	$(679)	$3,789	$3,365	$-	$3,365
% of net sales	15.9%		13.5%	12.6%		12.6%

Earnings from Operations	4,444	679	5,123	4,813	-	4,813
% of net sales	15.9%		18.3%	18.1%		18.1%

Interest Income	463	65	528	354	-	354
% of net sales	1.7%		1.9%	1.3%		1.3%

Earnings before Income Taxes	4,907	744	5,651	5,167	-	5,167
% of net sales	17.5%		20.2%	19.4%		19.4%

Income Tax Provision	1,307	191	1,498	1,372	-	1,372
Effective Tax Rate	26.6%		26.5%	26.6%		26.6%

Net Earnings	3,600	553	4,153	3,795	-	3,795
% of net sales	12.8%		14.8%	14.2%		14.2%

Net Earnings Before Special Items			4,153			3,795
Addback non-cash expenses:
Income Tax Provision			1,498			1,372
Interest Income			(528)			(354)
Depreciation			644			521
Stock Option Expense			213			179
Adjusted EBITDA			5,980			5,513